Exhibit 10.2

China Merchants Bank Co., Ltd.

Shanghai Branch

Maximum Pledge Contract

Maximum Pledge Contract

Serial No.: 4802181206

Pledgee: China Merchants Bank Co., Ltd. Shanghai Dalian Road Sub-branch (hereinafter referred to as “Party A”)

Chief Person-in-charge: Min Lu

Pledgor: Cellular Biomedicine Group HK Limited (hereinafter referred to as “Party B”)

(The Pledgor is a legal person or other entity.)

Legal Representative / Chief Person-in-charge: Bizuo Liu

(The Pledgor is a natural person.)

Nationality:

ID Name:

ID No.:

Tel.:

Whereas:

According to the Credit Extension Agreement (hereinafter referred to as the “Credit Extension Agreement”) with serial number as 4802181206 enacted and entered into by and between Party A and Party B or the Authorized Applicant –Shanghai Cellular Biomedicine Co., Ltd. (specific name required), it is agreed upon that, during the credit extension period stipulated by the Credit Extension Agreement (namely, the determined duration of creditor’s rights), the credit line (hereinafter referred to as the “Credit Line”) of RMB (in words) one hundred million (including other currencies of the equivalent value) shall be granted to Party B (or the Authorized Applicant).

To guarantee the timely and full repayment of all the debts Party B (or the Authorized Applicant) owes to Party A under the Credit Extension Agreement, Party B shall apply the property it possesses or enjoys the right of disposition thereof according to law to be a pledge. Upon review, Party A shall accept the property Party B possesses or enjoys the right of disposition thereof according to law to be the pledge. In accordance with relevant laws and provisions, Party A and Party B, upon equal negotiation, have reached an agreement on the following clauses, and hereby conclude this Contract.

1. Pledge Applied by Party B
Serial No.	Name	Quantity	Value	Pledge Rate	Term	Right (Ownership) No.	Ownership Certificate
1	Certificate of time deposit	one	US$17,000,000.00	100%	One year	0007675051

(It’s available to increase/adjust columns and contents in accordance with the actual situations of the pledge.)

2. The pledge hereunder refers to the maximum pledge.

2.1 During the credit extension period, Party A may provide Party B (or the Authorized Applicant) with credit extension for multiple times within the Credit Line; the specific type and amount of credit extension, whether types of credit extension may be adjusted and specific use conditions etc. shall be subject to the content approved by Party A. If Party A adjusts the original opinions approved by itself in accordance with the application of Party B (or the Authorized Applicant) during the credit extension period, the approval opinion produced by Party A subsequently shall constitute the supplement and modification of the original one, and the rest can be done in the same manner.

The expiry date of each specific business may be later than that of the credit extension period, to which the Parties have no objection.

2.2 Upon expiration of the credit extension period, if the loan, advance money or other credit line Party A provides with Party B (or the Authorized Applicant) under the Credit Extension Agreement still bears any balance, Party B shall apply the pledge to assume the guarantee liability within the pledge guarantee scope confirmed by Article 3 hereof; if Party A presses Party B (or the Authorized Applicant) for payment prior to the expiry date of the credit extension period in accordance with the Credit Extension Agreement and specific contract clauses, Party B shall apply the pledge to assume the guarantee liability within the pledge guarantee scope confirmed by Article 3 hereof as well.

2.3 Where Party A provides Party B (or the Authorized Applicant) with such credit businesses as commercial acceptance, L/C (including entrusted establishment of L/C and back-to-back credit, same as below), letter of guarantee, back letter of delivery, factoring and cross-border interconnected trade financing within the credit extension period, if Party A never advances any money for Party B or provides guarantee for any payment prior to the expiry date of the credit extension period, yet actually does so under the foregoing business item upon expiration thereof, Party B shall apply the pledge to assume the guarantee liability within the pledge guarantee scope confirmed by Article 3 hereof.

2.4 Where Party A and Party B (or the Authorized Applicant) reach an agreement on the term of specific business, interest rate and amount or change relevant agreements during the performance process of each business under the Credit Extension Agreement, or Party A adjusts the interest rate during the pledge guarantee period in accordance with the Credit Extension Agreement and/or the agreement of each specific business, it’s unnecessary to gain the consent of Party B or additionally notify Party B, which Party B shall recognize and exerts no influence on the pledge guarantee liability attributed to Party B hereunder.

2.5 If the document received by Party A for any L/C business under the Credit Extension Agreement is reviewed by Party A as existing discrepancy, which the Authorized Applicant accepts, Party B shall apply the pledge to assume the guarantee liability for the principal and interest of creditor’s rights generated from the external acceptance or payment conducted by Party A thereby. Party B is prohibited to propose any demurrer on the ground that it is absent for the acceptance of the discrepancy or that Party B is not notified for the discrepancy.

2.6 In terms of the modification of any L/C or letter of guarantee (or standby letter of credit) hereunder, or the extension of any forward L/C acceptance or due payment, it’s unnecessary to obtain the consent of Party B or additionally notify Party B, which Party B shall recognize and exerts no influence on the pledge guarantee liability attributed to Party B hereunder.

2.7 It is confirmed by Party B that, all the business agreements concluded by Party A and Party B (or the Authorized Applicant) for specific businesses hereunder (either single agreement/application form or framework agreement) shall constitute an inseparable component of the Credit Extension Agreement, and jointly stipulate the rights and obligations of specific businesses.

It is confirmed by Party B that, the specific amount of actually incurred credit business between Party A and Party B (or the Authorized Applicant), as well as its term and purpose etc. shall be subject to the detailed business agreement, the business vouchers produced by Party A and the business records of Party A’s system.

2.8 In terms of the letter of guarantee / guarantee for customs tax payment / guarantee for bill payment transacted by Party A as applied by Party B (or the Authorized Applicant), the transfer of relevant rights and interests thereof shall exert no influence on the guarantee obligation attributed to Party B hereunder. It is committed by Party B that, it shall not propose any demurrer on this ground.

3. Scope of Pledge Guarantee

3.1 The scope of pledge guarantee hereunder shall cover the loan Party A provides for Party B (or the Authorized Applicant) within the Credit Line under the Credit Extension Agreement, the total balance of other principal credited (no more than RMB one hundred million only) as well as interest, default interest, compound interest, liquidated damages, factoring charge, expense on recovering creditor’s rights and realizing pledge, and other related expenditures, including but not limited to:

3.1.1 Balance of loan principal issued by Party A in accordance with each specific contract under the Credit Extension Agreement and corresponding interests, default interests, compound interests, liquidated damages and related expenditures;

3.1.2 Balance of principal paid by Party A on behalf of Party B (or the Authorized Applicant) as a result of performing the commercial bill, L/C, letter of guarantee / guarantee for customs tax payment / guarantee for bill payment, letter of guarantee for delivery, corresponding interests, default interests, compound interests, liquidated damages and related expenditures, as well as debts owed by Party B to Party A due to the guarantee for commercial bill accepted by Party B (or the Authorized Applicant);

3.1.3 Balance of external payment entrusted by Party A for trade financing business under the Credit Extension Agreement and corresponding interests, default interests, compound interests, liquidated damages and related expenditures;

3.1.4 Creditor’s rights of Party B’s (or the Authorized Applicant’s) receivables transferred to Party A under the factoring business and corresponding liquidated damages for delay (overdue fine and expenditures), and/or the fundamental payment for acquisitions (fundamental payment for underwriting) paid by Party A to Party B (or the Authorized Applicant) by virtue of own capital or other funds of legal source as well as relevant factoring expense;

3.1.5 Advance money for Party B (or the Authorized Applicant) as a result of Party A’s performance of the obligations attributed to the issuing bank under the L/C reissued by other branch of China Merchants Bank subject to the entrustment of Party A upon request of Party B (or the Authorized Applicant), inward documentary bills generated from the issuance of such L/C, balance of the principal for pick-up guarantee, as well as corresponding interests, default interests, compound interests, liquidated damages and related expenditures;

3.1.6 All the debts owed by Party B (or the Authorized Applicant) under such businesses as derivatives transaction and gold lease;

3.1.7 Documentary credit or advance money assumed by Party A pursuant to specific business agreements for the purpose of repaying the coordination platform financing (no matter within the credit extension period or not), provided that Party A transacts such cross-border interconnected trade financing as entrusted establishment of L/C, entrusted overseas financing and cross border express trading for Party B (or the Authorized Applicant) under the Credit Extension Agreement, as well as corresponding interests, default interests, compound interests, liquidated damages and related expenditures;

3.1.8 Arrearages of specific business under / (name of agreement required) with serial number as   originally executed by Party A (or subordinates of Party A) or / and Party B (or the Authorized Applicant);

3.1.9 Expenses (including but not limited to litigation fees, attorney’s fees, announcement fees, delivery fees and travel expense) incurred by Party A as a result of charging debts against Party B (or the Authorized Applicant) and realizing pledge.

3.2 In terms of the cyclical credit line, if the loan provided by Party A for Party B (or the Authorized Applicant) or the balance of other principal credited is over the Credit Line, Party B shall not assume the guarantee liability for the excessive part. Instead, it shall assume the guarantee liability for the loan or the balance of other principal credited within the Credit Line, as well as corresponding interests, default interests, liquidated damages, compound interests and related expenditures.

Notwithstanding the foregoing, it is explicitly stipulated by the Parties that, even if the loan provided by Party A for Party B (or the Authorized Applicant) or the balance of other principal credited is over the Credit Line at any time point, Party B is prohibited to propose demurrer on the ground of the aforesaid paragraph, provided that the total balance of various principals credited is no more than the total Credit Line while Party A asks Party B to assume the pledge guarantee liability. Under this circumstance, Party B shall apply the pledge to assume the pledge guarantee liability for the balance of all the principals credited and their interests, default interests, compound interests, liquidated damages and relevant expenses.

3.3 Where Party A transacts such debts as under repayment of new loan, conversion of old loan or L/C, letter of guarantee and bill etc. (no matter such old loan, L/C, letter of guarantee and bill etc. occurs during or prior to the credit extension period) for Party B (or the Authorized Applicant) during the credit extension period, it is confirmed by Party B that, the debts generated therefore shall be included into the scope of guarantee liability.

3.4 Where Party B (or the Authorized Applicant) applies for import letter of credit, and the same L/C subsequently witnesses inward documentary bills actually, import letter of credit and inward documentary bills shall occupy the same credit line. In other words, on the occurrence of inward documentary bills, if the limit recovered upon external payment of L/C is used to transact inward documentary bills, it shall be deemed that the same limit of the original import letter of credit is occupied. It’s confirmed by Party B that, the debts generated therefore shall be included into the scope of guarantee liability.

4. Independence of the Contract

This Contract is independent and unconditional, and has its validity exempted from the influence of the following factors, including but not limited to the effectiveness of the Credit Extension Agreement and each specific contract thereof, or any agreement and document concluded by Party B (or the Authorized Applicant) with any entity and/or individual, or any fraud, reorganization, close-down, dissolution, liquidation, bankruptcy, merger, division, restructuring and expiration of business term of Party B (or the Authorized Applicant), or any grace in time and renewal granted by Party A to Party B (or the Authorized Applicant) or Party A’s deferred performance of its right of charging debts against the Authorized Applicant as per relevant agreements.

Where the creditor’s rights of Party A witness other mortgage/pledge guarantee or guarantors simultaneously, Party A shall be entitled to claim the guarantee right against each pledgor/mortgagor (with Party B inclusive) and guarantor respectively, successively or simultaneously; where Party A waives the sequence of mortgages, waives/changes/terminates other mortgage and pledge guarantee, alters or terminates the guarantee liability of guarantor(s), or delays in claiming its rights against any pledgor/mortgagor/guarantor, it exerts no influence on the guarantee liability of Party B hereunder. Instead, Party B is still obliged to assume the pledge guarantee liability for Party A as per this Contract.

5. Pledge Term

The pledge term shall commence from the effective date of this Contract and end on the expiry date of the statute of limitations of the creditor’s rights under the Credit Extension Agreement.

6. Transfer and Delivery of the Pledge

6.1 If the pledge hereunder is a movable property, Party B shall transfer the pledge to Party A for occupation on the execution date of this Contract.

If the pledge is deposited in any third party other than Party B, Party B shall send the Pledge Notice to the said third party on the execution date of this Contract, and the pledge shall be deemed as transferred to Party A for occupation while the Pledge Notice is given upon to the third party.

If Party B applies cash deposit to provide pledge for the credit extension business under the Credit Extension Agreement, Party B shall deposit the stipulated amount of cash deposit into the account opened in Party A (the account shall be subject to the one automatically generated or recorded in the system of Party A while cash deposit is deposited therein) in accordance with the requirement of Party A. Then, it shall be deemed that the capital has been fixed in the way of cash deposit and transferred to Party A for occupation, which provides guarantee for the debts of Party B (or the Authorized Applicant) under the Credit Extension Agreement and Party B cannot use without the authorization of Party A.

6.2 If the pledge hereunder is title, Party B shall deliver the document of title to Party A on the execution date of this Contract, and make corresponding records thereon. Party A shall properly preserve the document of title. Should the document of title suffer loss as a result of improper preservation, Party A shall assume the re-application expense.

6.3 Where Party B fails to transfer or deliver the pledge in a timely manner, Party B shall be held responsible for compensation with regard to the losses suffered by Party A therefore.

7. Pledge Registration

7.1 The pledge hereunder must go through the pledge registration according to law. Otherwise, no pledge may be established. Party B shall coordinate with Party A to perform the pledge registration in corresponding registration management authority by holding this Contract and relevant materials within the time period required by Party A.

If the pledge hereunder is receivables, Party B shall authorize Party A to go through the pledge registration thereof (including initial registration, amended registration, dissenting registration, extension registration and cancellation registration). The pledge registration system of receivables refers to the “receivables pledge registration publicity system” of the People’s Bank of China.

7.2 Party B shall actively cooperate with Party A to transact relevant formalities as per the preceding paragraph on the principle of honesty and credibility. In case of any change of registered information such as legal person and corporate name, or upon occurrence of dissenting registration, Party B shall timely notify Party A. Where the timely transaction of relevant formalities fails for reasons attributed to Party B, or the registration becomes invalid for the failure of notifying alteration in registered information, Party B shall assume the compensation liability for losses suffered by Party A therefore.

7.3 Where company shares are deemed as the pledge hereunder, in case of any allotment of shares (namely, allotment of shares to original shareholders) or additional issuance during the pledge period, Party B shall perform the purchase obligation in full amount, and apply them for pledge together with pledged shares, instead of waiving the right of allotment of shares or additional issuance.

Upon allotment of shares or successful subscription of shares, Party B shall timely cooperate with Party A to apply to the share pledge registration authority for pledge registration, and transact the pledge registration formalities.

8. Preservation of Pledge and Fruits

8.1 Party A is obliged to preserve the pledge hereunder in a proper manner. Should the pledge suffer losses or damages as a result of improper preservation, Party A shall assume the civil liability.

8.2 Where Party A fails to properly preserve the pledge hereunder, which may cause the loss or damages to the pledge thereof, Party B shall be entitled to ask Party A to draw the pledge, or require the prepayment of debts for the purpose of pledge return.

8.3 Party A shall be entitled to collect the fruits generated from the pledge, which shall be initially applied to offset the expense on fruits collection. Party A shall enjoy the pledge for the residual fruits.

9. Insurance

9.1 Party B is obliged to take Party A as the first beneficiary, to transact sufficient property insurance for the pledge, and to deliver the policy to Party A for preservation. In principle, the insured term shall be longer than the credit extension period stipulated by the Credit Extension Agreement. Where the credit extension period is prolonged or the credit debt fails to be repaid upon expiration, Party B must go through the formality for the purpose of prolonging the insured term. If the insured property suffers any losses, Party A shall be entitled to preferentially take back the principal and interests and other relevant fees under the Credit Extension Agreement from the insurance compensation, or deposit the insurance compensation into the account of cash guarantee deposit, or negotiate with Party B to transact the withdrawal formalities of insurance compensation, so as to collect corresponding amounts / pay payables upon expiration of loans, discounted or accepted drafts, L/C produced and letter of guarantee under the Credit Extension Agreement.

9.2 Where Party B fails to purchase insurance for the pledge or fails to prolong the insured term as required, Party A shall be entitled to directly purchase insurance or extend the insured term on behalf of Party B and have relevant expenses undertaken by Party B, in which circumstance Party A can conduct direct deduction from any account of Party B.

9.3 Where Party B (or the Authorized Applicant) fails to repay all the debts under the Credit Extension Agreement upon expiration of the insured term, Party B must go through the renewal formality for the insured term of the pledge. Otherwise, Party A shall be entitled to transact the formality on behalf of Party B and have relevant expenses undertaken by Party B, in which circumstance Party A can conduct direct deduction from any account of Party B.

10. Assumption of Relevant Expenses

If this Contract refers to notarization (except for compulsory execution notarization) or any third party is entrusted to commission services, relevant expenses arising therefore shall be independently assumed by the commissioning party. If the Parties jointly serve as the commissioning party, they shall undertake 50% thereof respectively.

11. Disposition of the Pledge

11.1 If the pledge suffers damages or has its value substantially declined during the validity hereof, which is likely to endanger the rights of Party A, Party A shall be entitled to ask Party B to provide corresponding guarantee; if Party B refuses to provide guarantee, Party A may conduct auctions or sales of the pledge, apply the proceeds obtained from auctions or sales thereof to repay the loan, advance money, principal and interests of other creditor’s rights etc. under the Credit Extension Agreement in advance, or carry out drawing from the third party stipulated with Party B.

11.2 Party A shall be entitled to dispose the pledge according to law if:

11.2.1 Party B (or the Authorized Applicant) commits any event of default stipulated by the Credit Extension Agreement, or any specific business agreement;

11.2.2 Party B or other pledgors/mortgagors/guarantors commit any event of default stipulated by the Credit Extension Agreement, or Party B fails to perform its obligations hereunder;

11.2.3 Party B, while being a natural person, has neither successor nor donee on death, or the successor and donee of Party B waives inheritance or legacy and refuses to perform the obligations hereunder;

11.2.4 Party B, while being a legal person or other entity, suffers termination of business, withdrawal or cancellation of business license, and applies for or is applied for bankruptcy and dissolution;

11.2.5 The materials concerning tax rebate amount and its transfer into account provided by Party B to Party A is proved to be falsified or forged;

11.2.6 There are other events threatening the realization of creditor’s rights under the Credit Extension Agreement.

11.3 Where Party B conceals the co-ownership and disputes of the pledge, or Party B enjoys neither ownership nor disposition of the pledge, Party A shall be entitled to ask Party B to provide new guarantee after becoming aware thereof. If Party B fails to provide new guarantee as required by Party A, Party B shall assume the liquidated damages at  % of the Credit Line under the Credit Extension Agreement. Should Party A suffer any economic losses therefore, Party B shall be held responsible for compensating all the economic losses of Party A. Under this circumstance, Party A shall be entitled to instantly exercise the right of recourse against Party B or the Authorized Applicant.

11.4 Where the pledge suffers declining market value/value/damage, or has the pledge rate no longer satisfying Party A’s requirements or touching the early warning line (early warning line: see 16.8 ) as a result of market changes or fluctuation of exchange rate; or the pledge is equity of the Authorized Applicant held by Party B and the equity shares subject to pledge more than 50% (including 50%) of the total shares of the Authorized Applicant; or the equity transaction price is lower than the net assets value per share, Party B shall provide cash deposit as required by Party A, or increase/replace with new guarantee, so as to remedy the gap arising from the declining market value of the pledge. Otherwise, it shall be deemed that, Party B commits the event of default under the Credit Extension Agreement, and Party A may take corresponding remedies for its breach.

12. Where the pledge hereunder is a document of title (including but not limited to bill, bond, warehouse receipt, deposit receipt and bill of lading) or any financing product, if the expiry date of the said document of title or the said financing product is earlier than the expiry date of each specific business under the Credit Extension Agreement, on the expiration of the said document of title or the said financing product, Party A shall conduct redemption or realization and apply the proceeds obtained therefore to repay the debts attributed to Party B (or the Authorized Applicant) under the Credit Extension Agreement in advance (under this circumstance, relevant debts shall due in advance), or directly deposit relevant amounts into the account of cash deposit opened by Party B in the side of Party A to be the pledge guarantee for the debts owed by Party B (or the Authorized Applicant) under the Credit Extension Agreement, or negotiate with Party B for the pick-up of the goods under the said document of title and transact drawing, which Party B has no objection to. Furthermore, Party B shall coordinate with Party A to transact relevant formalities as required.

Where the pledge hereunder is a deposit receipt, if the said deposit receipt experiences automatic redeposit, partial prepayment, term variation, or suspension by competent authority, and thus changing its serial number, amount and term, it shall exert no influence on the pledge validity, in which circumstance the altered deposit receipt shall be deemed as the renewal of the original one and continuously provide pledge guarantee for the debts under the Credit Extension Agreement.

If the expiry date of relevant documents of title or financing products is later than the expiry date of each specific business under the Credit Extension Agreement, Party A shall be entitled to withdraw relevant amounts, conduct redemption of relevant bills and auctions/sales of relevant goods in advance, apply the proceeds obtained therefore to repay the debts of Party B (or the Authorized Applicant) under the Credit Extension Agreement, and have Party B independently assuming the interests, loss in revenue and expenses generated therefore.

If the pledge hereunder is cash deposit, it may be deposited into the account of cash deposit in a lump sum, or in accordance with the business occurrence situation, be deposited into the account of cash deposit from time to time as required by Party A, which shall serve as the guarantee for credit business. It is confirmed by Party B that, the deposit/deduction of cash deposit into/from the same account of cash deposit from time to time, and the partial release of case deposit performed by Party A as applied by Party B shall exert no influence on the specialization of cash deposit. The deposit/deduction of any cash deposit and the congruent relationship with the principal creditor’s rights guaranteed by such cash deposit shall be subject to the business information/record saved by Party A. The authenticity, accuracy and legality of such business information/record is recognized by Party B.

13. Special Provisions on the Pledge of Export Tax Rebate Account

If Party B applies the export tax rebate in the export tax rebate escrow account opened in the side of Party A to be the pledge, in addition to other stipulations hereof, it’s essential to comply with this article:

13.1
Party B shall open an export tax rebate escrow account in the side of Party A with account name as   ____/____and account number as / . Tax rebate deposited into the said account from time to time shall serve as the pledge guarantee for all debts of Party B under the Credit Extension Agreement.

13.2 The export tax rebate escrow account opened by Party B in the side of Party A shall possess the uniqueness. It is guaranteed by Party B that, prior to the repayment of its debts under the Credit Extension Agreement, it shall not open any additional export tax rebate escrow account in other financial institutions, and all export tax rebates shall be transferred to the export tax rebate escrow account opened in the side of Party A. It is agreed upon by Party B that, the said account shall be monitored by Party A, and without the consent of Party A, Party B shall not transfer the amount within the said account at its own discretions. In addition, Party B confirms that, the opening of the export tax rebate escrow account in the side of Party A shall be deemed as the act of delivering the said account to Party A for trusteeship.

13.3
It is unanimously agreed upon by the Parties that, after export tax rebate is transferred to the export tax rebate escrow account opened by Party B in the side of Party A, Party A shall be entitled to conduct processing as per any of the following provisions:

13.3.1
Party A shall be entitled to deduct the tax rebate at any time, so as to repay the loan or other credit extension already issued and due; and/or

13.3.2
Regarding loan or other credit extension already issued yet undue, Party A shall be entitled to announce the auto early redemption thereof, and directly deduct the tax rebate, so as to repay such loan or credit extension; and/or

13.3.3
Regarding L/C, letter of guarantee, guarantee letter for bill of lading and banker’s acceptance bill, if Party A advances no money for Party B while tax rebate is into due account, the said tax rebate shall be deemed as the cash deposit for Party B’s debts under such business, and subject to the monitoring of Party A. If the beneficiary/bearer claims reimbursement, Party A shall be entitled to directly deduct the tax rebate for relevant payment.

14. Special Provisions on the Pledge of Receivables

14.1
If Party B applies receivables for pledge, it’s essential to open a payment collection / repayment account in the side of Party A, in which circumstance Party A shall be entitled to conduct reduction from the foregoing account for the purpose of returning the principal and interest of the financing pledged by receivables, as well as default interest and other relevant expenses (Account Name:  ; Account No.:  ).

The payment collection account shall be deemed as the account of cash deposit opened by Party B in the side of Party A. It is guaranteed by Party B that, it serves as the only payment collection account of receivables. In addition, Party B has notified of the payer that the said account will serve as the only bank account to be credited.

On the date of entering the payment collection account, all the returned money of Party B’s receivables shall be deemed as realizing specialization and transferred to Party A for occupation, and will serve as the pledge guarantee for the debts of Party B (or the Authorized Applicant) under the Credit Extension Agreement.

If Party B needs to draw the capital in the payment collection account during the pledge period, Party B shall submit a written application to Party A, and additionally provide the guarantee recognized by Party A. Then, Party A shall release corresponding cash deposit, and the balance continuously serves as the pledge guarantee for the debts of Party B (or the Authorized Applicant) under the Credit Extension Agreement. Party B shall propose no objection, and is expected to coordinate with Party A to transact relevant formalities.

14.2
If the debtor of receivables applies banker’s acceptance bill, commercial acceptance bill or other bills for payment during the pledge period, Party B shall use the bills obtained to transact the discount and pledge formalities with Party A.

Where Party B uses the bills obtained to transact the discount formalities with Party A, the discount amount shall be transferred to the payment collection account opened in the side of Party A.

Where Party B uses the bills obtained to transact pledge, the pledge formalities of such bills shall be completed subject to the requirements of Party A. Upon transaction of the pledge formalities, such pledge shall constitute the maximum pledge providing guarantee for the creditor’s rights under the Credit Extension Agreement.

14.3
The pledge notice of receivables hereunder shall be subject to the following modes (mark “√” in □ for selection as per the actual situations):

□14.3.1 Party B shall independently or join hands with Party A to send the receivables pledge notice to the debtor of receivables as required by Party A within   working days upon the execution of this Contract, through which the debtor shall be notified that the receivables have been pledged to Party A.

□14.3.2 The debtor of receivables hereunder shall not be instantly notified. Should Party B commit any event of default under the Credit Extension Agreement or hereunder, Party A shall be entitled to notify the debtor of receivables of the pledge thereof in the name of the Parties.

Where Party B fails to send the pledge notice on the creditor’s rights of receivables to the debtor of receivables (including the circumstance with the consent of Party A), Party A shall be entitled to notify the debtor of receivables of the pledge thereof in the name of the Parties in writing, provide that any financing under the Credit Extension Agreement is overdue, or that the realization of creditor’s rights is threatened. Under this circumstance, Party B shall grant unconditional cooperation.

14.4 Should the debtor of receivables for pledge suffer obviously deteriorated operation, transfer property/secretly withdraw funds to avoid debts, lose business reputation, lose or bear the possibility of losing performance capacity, or involve in other major events affecting its debt paying ability during the validity hereof, Party B shall timely notify Party A. After becoming aware of the foregoing circumstance, Party A may claim compensation from the debtor of receivables, and simultaneously ask Party B to additionally increase corresponding guarantee or provide new and effective receivables for pledge. If Party B refuses to grant cooperation, Party B shall compensate for all the economic losses of Party A. In the meantime, Party B enjoys the right of disposing the receivables pledged.

14.5 Where the creditor’s rights of Party B’s receivables bear defects or restricted assignment, or receivables involve in any dispute, or receivables are transferred/pledged to others before or after pledge, or any fund is embezzled by Party B without the consent of Party A after entering the exclusive account, or receivables fail to be paid to the payment collection account of receivables as regulated, Party A shall be entitled to ask Party B to provide new guarantee within the time limit. If Party B does not provide new guarantee recognized by Party A as required, it shall assume the liquidated damages at  % of the Credit Line under the Credit Extension Agreement, and compensate for the economic losses of Party A. Party A shall be entitled to conduct deduction for repayment from any account opened by Party B in the system of China Merchants Bank, and press for payment of the deficient part against Party B. In the meantime, Party A may take various remedies for breach stipulated by the Credit Extension Agreement.

If any other account of Party B receives returned money of pledged receivables, Party B shall instantly notify Party A and transfer to the account designated by Party A for the purpose of returning the credit debts. Otherwise, Party A shall be entitled to take diversified measures prescribed as above.

15.
Realization of Pledge

15.1 If Party B (or the Authorized Applicant) repays the principal and interest of the loan and advance money under the Credit Extension Agreement as well as all other expenses upon expiration of the credit extension period, or Party B (or the Authorized Applicant) prepays all the debts under the Credit Extension Agreement, Party A shall return the pledge / pledged document of title.

15.2 In case of any circumstance where the pledge can be disposed as per this Contract, Party A shall negotiate with Party B to convert the pledge into money, or preferentially obtain compensation by performing auctions or sales of the pledge. If the pledge hereunder refers to receivables, Party A shall be entitled to transfer such receivables to other third parties at a reasonable price it considers, and apply the proceeds obtained therefore to repay the credit debts.

If the proceeds obtained from the conversion, auctions, sales or transfer of the pledge exceed the loan, principal and interests of the credit debt and all other expenses owed by Party B (or the Authorized Applicant) to Party A under the Credit Extension Agreement, the excessive part shall be possessed by Party B. In case of any deficiency, Party A shall exercise the right of recourse additionally.

16. Miscellaneous

16.1 It is confirmed by Party B that, any operation of Party A for transacting specific business for Party B (or the Authorized Applicant) and any operation concerning this Contract performed by Party A may be processed by any branch within the jurisdiction of Party A, and have the said branch generating, issuing or producing relevant letters. The business operation of branches within the jurisdiction of Party A and letters produced thereby shall be deemed as the act of Party A and have binding effect on the Parties.

16.2 If Party B experiences division and merger (acquisition) etc. during the validity hereof, the institution(s) upon change shall assume or respectively assume the obligations hereunder. If Party B is declared as suffering dissolution or bankruptcy, Party A shall be entitled to dispose the pledged property in advance.

16.3 If Party A grants any tolerance or grace to any breach or delay committed by Party B (or the Authorized Applicant) during the validity hereof, or postpones its exercise of due rights and interests under the Credit Extension Agreement, it shall not damage, influence or restrict any rights and interests enjoyed by Party A as the creditor in accordance with relevant legal provisions and this Contract, and cannot be deemed that Party A waives the rights of taking remedies for breach either at present or in the future.

16.4 Upon effectiveness of this Contract, neither Party may alter or terminate this Contract at its own discretions, unless it is agreed upon by the opposite Party. In case of any necessity for altering or terminating this Contract, the Parties shall reach negotiated consensus, and execute a written agreement. Prior to the conclusion of such agreement, clauses of this Contract shall still remain valid.

16.5 All notices, requirements or other documents concerning this Contract between Party A and Party B shall be given upon in written form (including but not limited to letter, fax, email, e-bank of Party A, short message of mobile phone or WeChat).

Contact Address of Party A: No. 1546 Dalian Road, Yangpu District, Shanghai

Unit Email:	Fax:

Mobile Phone No. of Contact Person:	Unit WeChat No.:

Contact Address of Party B: No. 85 Faladi Road, Pudong New District, Shanghai

Email:	Fax:

Mobile Phone No. of Contact Person:	WeChat No.:

(If Party B is a unit, unit email / WeChat No. shall be written down; if Party B is an individual, personal email / WeChat No. shall be written down.)

16.5.1 As to the personal delivery (including but not limited to delivery by attorney/notary, and express mail), it shall be deemed to have been properly given after the recipient signs for (in case of any refusal by the recipient, it shall be deemed to have been properly given on the refusal date / return date or seven (7) days upon the delivery date (whichever is earlier)); as to the delivery by mail, it shall be deemed to have been properly given at seven (7) days after the delivery; as to the delivery by fax, email, e-bank notice of Party A, short message of mobile phone or WeChat, the date when successful delivery has been displayed by the corresponding system of the sender shall be deemed as the date of arrival.

Where Party A notifies Party B of the transfer of creditor’s rights via announcement on public media, or conducts collection against Party B in the way, it shall be deemed to have been given on the announcement date.

Where either Party alters its contact address, email, fax number or mobile phone number, and WeChat number, the opposite Party shall be notified of the altered information within five (5) working days upon alteration. Otherwise, the opposite Party shall carry out delivery as per the original contact address or information. In case of any failure of delivery as a result of alteration in contact address, it shall be deemed to have been properly given on the return date or seven (7) days after the delivery date (whichever is earlier). Without prejudice to the legal effect of the service, the party making such change shall assume all losses arising therefrom, if any.

16.5.2 The aforesaid contact address, email, fax number, mobile phone number and WeChat number shall simultaneously serve as the address for service of the Parties’ notary documents and judicial documents (including but not limited to indictment / application form for arbitration, evidence, summons, notice of respondence to action, notice of burden of adducing evidence, notice of court session, notice about hearing, judgment/award, order, mediation decision, notice of performance within time limit and other legal documents at the hearing and implementation stage). Where any appellate court or notary authority sends the aforesaid documents to the address for service in writing as stipulated, it shall be deemed as given upon (the specific delivery criteria shall refer to the foregoing clause 16.5.1.).

16.6 Unless it is otherwise stipulated in an explicit manner, all terms mentioned hereunder shall enjoy the same meaning in the Credit Extension Agreement.

16.7 If the credit debt is other than in RMB, Party A shall be entitled to directly apply the proceeds obtained hereunder for foreign exchange purchasing in accordance with the exchange rate published by Party A on repayment, so as to clear the credit debt. The amount of the debt other than in RMB under the Master Contract shall be calculated in accordance with the exchange rate (buying rate) published by Party A on repayment.

16.8 It is committed by Party B that, during the validity hereof, the principal of the pledge provided by Party B shall cover the loan principal and interest under the Credit Extension Agreement; if they are in different currencies, the pledge rate shall be controlled within 93% (namely, the principal of pledge no less than the amount of loan principal and interest * business exchange rate / 0.93); if the pledge rate is over (including) 95% as a result of exchange rate fluctuation, Party B shall timely supplement the pledge as required by Party A to control the pledge rate within 93%; if the pledge rate is up to 98%, subject to the demand of Party A, Party B shall take more effective means to supplement the pledge for the purpose of controlling the pledge rate within 93%.

17. Transfer of Creditor’s Rights and Pledge

17.1 No matter the creditor’s rights of the maximum pledge guarantee are confirmed, if Party A transfers the creditor’s rights under the Credit Extension Agreement to a third party in whole, the maximum pledge shall be transferred to the assignee of creditor’s rights as well.

17.2 If Party A transfers the creditor’s rights in partial upon confirmation of the creditor’s rights of the pledge hereunder, the said part of pledge shall be transferred as well. Then, Party A shall apply the creditor’s rights not transferred to enjoy the pledge together with the assignee of transferred creditor’s rights according to the proportion of the amount of creditor’s rights. If Party A transfers the creditor’s rights in partial prior to the confirmation of the creditor’s rights for pledge guarantee hereunder, the said part of pledge shall be transferred as well. Correspondingly, the maximum amount of Party A’s principal creditor’s rights guaranteed by the original maximum pledge shall decline (namely, deduction of the amount of the transferred creditor’s rights from the maximum amount of Party A’s principal creditor’s rights guaranteed by the original maximum pledge). Upon confirmation of the principal creditor’s rights of Party A not transferred, Party A shall apply the creditor’s rights not transferred to enjoy the pledge together with the assignee of transferred creditor’s rights according to the proportion of the amount of creditor’s rights.

18. Applicable Law and Dispute Resolution

18.1 The conclusion and interpretation of this Contract as well as the dispute resolution shall be governed by the laws of the People’s Republic of China (excluding laws in Hong Kong, Macao and Taiwan).

18.2 Any dispute arising from the performance of this Contract shall be settled by the Parties in accordance with the ways stipulated under the Credit Extension Agreement.

19. Effectiveness of the Pledge Contract

This Contract shall come into force upon signature (or stamp of name seal) of the Parties’ legal representative / chief person-in-charge or authorized agent and stamp of official seal / special seal for contractual uses (while Party B is a natural person, this Contract shall come into force upon signature (or stamp of name seal) of Party A’s legal representative / chief person-in-charge or authorized agent and stamp of official seal / special seal for contractual uses and signature of Party B), and become invalid upon expiration of the pledge period or repayment of all the debt principal and interest and all relevant fees owed by Party B (or the Authorized Applicant) to Party A under the Credit Extension Agreement (whichever is later).

20. Supplementary Articles

This Contract shall be made in three (3) counterparts with Party A, Party B and the superior of Party A holding one (1) respectively, which enjoy the same legal effect.

Special Prompt:

The parties hereto have conducted sufficient negotiations regarding all terms of this Agreement. The bank has asked the other parties to pay special attention to and have a complete and accurate understanding of the terms in connection with the discharge or limitation of the bank's liability, rights unilaterally enjoyed by the bank, addition of such other parties’ liability or limitation of their rights. The bank has made corresponding explanation to the above-mentioned terms at the request of the other parties. The parties hereto have the same understanding of the terms hereof.

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(This page serves as the signature page of the Maximum Pledge Contract with serial number as 4802181206.)

Party A: (Seal)

Chief person-in-charge or Authorized Agent (Signature or Seal): Min Lu

This column applies if the Pledgor is a legal person or other entity:

Party B:
(Seal)

Legal Representative/Chief person-in-charge or Authorized Agent (Signature or Seal): Bizuo Liu

This column applies if the Pledgor is a natural person:

Party B (Signature):

Signed on: 01/09/2019